UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of Principal Executive Offices) (Zip Code)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 26, 2005, Boston Private Financial Holdings, Inc. (“the Company”) and Boston Private Capital Trust II, a Delaware statutory trust (the “Trust”), entered into a Purchase Agreement with certain purchasers named therein for the sale of $100 million of capital securities to be issued by the Trust and guaranteed by the Company on a subordinated basis.

On September 27, 2005, the Trust issued $100 million of capital securities under and Amended and Restated Declaration of Trust, dated as of September 27, 2005. The capital securities are guaranteed by the Company on a subordinated basis pursuant to a Guarantee Agreement, dated as of September 27, 2005.

Up to, but not including, December 30, 2010 the capital securities will have an annual distribution rate of 6.25%, and thereafter will convert to a floating rate of three-month LIBOR plus 1.68%. Each of the capital securities represents an undivided interest in the assets of the Trust.

The Company will own all of the Trust’s common securities. The Trust’s only assets will be the junior subordinated debt securities issued by the Company on substantially the same payment terms as the capital securities. The Company’s junior subordinated debt securities were issued pursuant to an Indenture, dated as of September 27, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet of the Registrant

The information in Item 1.01 is hereby incorporated by reference.

Item 8.01 Other Events

On September 29, 2005, the Company settled the Amended and Restated Forward Sale Agreement (the “Agreement”) with an affiliate of Merrill, Lynch, Pierce, Fenner & Smith Incorporated (the “Merrill Lynch Affilliate”) entered into on November 1, 2004. Under the settlement terms of the Agreement, the Company received approximately $36 million in proceeds for the issuance of 1.6 million shares of the Company’s common stock, at an initial forward price of $22.526 per share.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Indenture dated as of September 27, 2005 between Boston Private Financial Holdings, Inc. as Issuer and Wilmington Trust Company, as Trustee.

10.2	Guarantee Agreement dated September 27, 2005 by Boston Private Financial Holdings, Inc.

10.3	Amended and Restated Declaration of Trust of Boston Private Capital Trust II dated September 27, 2005.

99.1	Press Release announcing the issuance of $100 million in trust preferred securities, dated September 27, 2005.

99.2	Press Release announcing the settlement of the Common Stock Forward Sale Agreement, dated September 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: September 30, 2005	By:	/s/ Walter M. Pressey
Walter M. Pressey
President